UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2007
Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	77060 (Zip Code)
281-618-0400
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Issuance and Sale of Senior Notes
     The information included in Item 2.03 of this Current Report on Form 8-K under the captions “Issuance and Sale of Senior Notes” and “Registration Rights Agreement” is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Amendment No. 1 to Credit Agreement
     Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the lenders party to the Credit Agreement (as defined below) have entered into Amendment No. 1 to Credit Agreement dated as of November 29, 2007 (the “First Amendment”) which amends the existing Credit Agreement dated as of July 3, 2006 (the “Credit Agreement”), by and among Helix, Bank of America, N.A., as administrative agent, and the lenders party thereto. The First Amendment was executed and delivered on December 31, 2007.
     The First Amendment, among other things, (i) provides for an “accordion” feature that allows Helix a procedure to increase the revolving line of credit by $150 million at any time in future periods (subject to available credit capacity from existing or new lenders), (ii) increases the letter of credit sublimit from $50 million to the $300 million revolving credit facility limit, (iii) permits the incurrence of debt by certain foreign subsidiaries in an aggregate outstanding amount of up to $200 million, (iv) permits certain increases in unsecured indebtedness to allow for the Notes offering completed contemporaneously with the First Amendment, (v) permits certain unsecured indebtedness that is convertible into or exchangeable for shares of Cal Dive International, Inc. common stock, (vi) increases the amount of permitted asset dispositions for both oil and gas properties and joint venture interests, (vii) eliminates from the limitation on investments in foreign subsidiaries investments in foreign subsidiaries whose stock is pledged to secure the facilities, and (viii) increases the collateral coverage ratio from 1.5 to 1 to 1.75 to 1.

Item 2.03.	Creation of a Direct Financial Obligation.
Issuance and Sale of Senior Notes
     On December 21, 2007, Helix completed the issuance and sale of $550 million aggregate principal amount of 9.5% Senior Notes Due 2016 (the “Notes”). The Notes are jointly and severally, fully and unconditionally guaranteed by substantially all of Helix’s domestic subsidiaries (the “Guarantees”). The Notes and the Guarantees were offered and sold in private transactions in conformance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to that certain Purchase Agreement dated as of December 18, 2007 by and among Helix, the Guarantors named therein (“Guarantors”) and Banc of America Securities LLC, and the other initial purchasers named therein. The Notes and the Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     Helix issued the Notes pursuant to an indenture, dated as of December 21, 2007, by and among Helix, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Indenture”).
     Helix used the net proceeds from the sale of the Notes to repay indebtedness under the Credit Agreement.
     Interest on the Notes will accrue from December 21, 2007 at a rate of 9.5% per year. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2008. The Notes will mature on January 15, 2016. The Notes are senior unsecured obligations of Helix and rank, in right of payment, equally with all of Helix’s existing and future senior unsecured indebtedness and senior to any existing and future subordinated indebtedness of Helix. The Notes are effectively subordinated to any of Helix’s existing or future secured indebtedness, including under the Credit Agreement, as amended by the First Amendment, to the extent of the assets securing such indebtedness. The Guarantees are senior unsecured obligations of the Guarantors and rank, in right of payment, equally with all of the Guarantors’ existing and future senior unsecured indebtedness and senior to any existing and future subordinated indebtedness of the Guarantors. The Guarantees are effectively subordinated to any of the Guarantors’ existing or future secured indebtedness to the extent of the assets securing such indebtedness.
     Helix may not redeem all or part of the Notes at any time prior to January 15, 2012, except pursuant to the equity clawback provision described below and set forth in the Indenture. Helix may redeem the Notes on or after January 15, 2012 at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption.
     At any time, which may be more than once, before January 15, 2011, Helix may redeem up to 35% of the outstanding Notes with money that it raises in one or more equity offerings at a redemption price of 109.5% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, as long as:
•	Helix redeems the Notes within 90 days of completing the equity offering; and

•	at least 65% of the aggregate principal amount of Notes from time to time issued by Helix under the Indenture remains outstanding after the redemption.
     If Helix experiences certain kinds of changes of control, it must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.
Registration Rights Agreement
     On December 21, 2007, Helix entered into a Registration Rights Agreement with Banc of America Securities LLC, as representative of the initial purchasers of the Notes, pursuant to which Helix agreed to use its commercially reasonable best efforts to file an exchange offer registration statement registering exchange notes with the SEC that have substantially identical terms as the Notes and to use Helix’s and their commercially reasonable best efforts to consummate an offer to exchange these freely tradable exchange notes for the Notes on or prior to the 365th calendar day following the issue date of the Notes if the Notes are not otherwise freely tradeable by such 365th day. Helix and the guarantors also agreed to file and to use commercially reasonable best efforts to cause to become effective a shelf registration statement relating to the resale of the Notes under certain circumstances. The holders of the Notes will be entitled to the payment of additional interest if Helix does not complete the exchange offer or if the shelf registration statement is not declared effective, in each case, if required.
Agreement Descriptions
     The descriptions of the provisions of the First Amendment, the Purchase Agreement, the Indenture, and the Registration Rights Agreement set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 7.01.	Regulation FD Disclosure.
     On December 21, 2007, Helix issued a press release announcing the closing of the Notes offering described in Item 2.03 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
4.1*	Indenture, dated as of December 21, 2007, by and among Helix Energy Solutions Group, Inc., the Guarantors and Wells Fargo Bank, N.A.

10.1*	Registration Rights Agreement dated as of December 21, 2007 by and among Helix Energy Solutions Group, Inc., the Guarantors named therein and Banc of America Securities LLC, as representative of the Initial Purchasers.

10.2*	Purchase Agreement dated as of December 18, 2007 by and among Helix Energy Solutions Group, Inc., the Guarantors named therein and Banc of America Securities LLC, and the other Initial Purchasers named therein.

10.3*	Amendment No. 1 to Credit Agreement, dated as of November 29, 2007, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, and the lenders named thereto.

99.1*	Press Release dated December 21, 2007 relating to the closing of the Notes offering.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2007

HELIX ENERGY SOLUTIONS GROUP, INC.
By:	/s/ A. WADE PURSELL
A. Wade Pursell
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description
4.1*	Indenture, dated as of December 21, 2007, by and among Helix Energy Solutions Group, Inc., the Guarantors and Wells Fargo Bank, N.A.

10.1*	Registration Rights Agreement dated as of December 21, 2007 by and among Helix Energy Solutions Group, Inc., the Guarantors named therein and Banc of America Securities LLC, as representative of the Initial Purchasers.

10.2*	Purchase Agreement dated as of December 18, 2007 by and among Helix Energy Solutions Group, Inc., the Guarantors named therein and Banc of America Securities LLC, and the other Initial Purchasers named therein.

10.3*	Amendment No. 1 to Credit Agreement, dated as of November 29, 2007, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, and the lenders named thereto.

99.1*	Press Release dated December 21, 2007 relating to the closing of the Notes offering.